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                                                                    Exhibit 99.1

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 29, 2002


TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


               RE: GreenPoint Home Equity Loan Trust (Series 2001-2); Annual Statement as to Compliance by the Master Servicer
                       --------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 3.09 of the Sale and Servicing Agreement and
Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Master Servicer") hereby certifies as to the following:

         1. a review of the activities of the Servicer and its performance under the Sale and Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

         2. to the best knowledge of the undersigned officer, based on such review, the Master Servicer has fulfilled all of its material obligations under the Sale and Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Master Servicer's material obligations throughout such period.

                                            Very truly yours

                                            GREENPOINT MORTGAGE
                                            FUNDING, INC.,
                                            as Master Servicer


                                            /s/ Nathan Hieter
                                            --------------------
                                            Nathan Hieter
                                            Vice President

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                                   SCHEDULE A

The Bank of New York
5 Penn Plaza, 16/th/ Floor
New York, NY 10001

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

Moody's Residential Loan Monitoring Group
99 Church Street, 4/th/ Floor
New York, NY 10007

Standard & Poor's
55 Water Street
New York, NY 10041

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830